New York Life Investments Active ETF Trust 485BPOS

Exhibit (h)(1)(d)

EXECUTION

AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment (“Amendment”) dated December 11, 2025 (the “Effective Date”) is by and between New York Life Investments Active ETF Trust, (the “Trust”), on behalf of its series listed on Exhibit A to the Agreement (as defined below) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and New York Life Investments Active ETF Trust (formerly, IndexIQ Active ETF Trust) entered into a Custody Agreement and Accounting Agreement dated as of November 18, 2013, as amended to date (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust and its series identified on Exhibit A (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Exhibit A to the Agreement and Exhibit 1 to the Investment Company Reporting Modernization Services Amendment to the Agreement are hereby deleted in their entirety and replaced with the list of Series on Exhibit A attached hereto.

2.	Miscellaneous.
(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.
(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

On behalf of each of its Series identified on Exhibit A attached hereto

By: /s/  Jack R. Benintende

Name: Jack R. Benintende

Title:      Vice President

THE BANK OF NEW YORK MELLON

By: /s/  Michael Gronsky

Name: Michael Gronsky

Title:     Senior Vice President

Date: December 10, 2025

EXHIBIT A

(Amended and Restated as of December 11, 2025)

NYLI CBRE Real Assets ETF

NYLI MacKay California Muni Intermediate ETF

NYLI MacKay Core Plus Bond ETF

NYLI MacKay High Income ETF

NYLI MacKay Muni Insured ETF

NYLI MacKay Muni Intermediate ETF

NYLI MacKay Securitized Income ETF

NYLI Winslow Focused Large Cap Growth ETF

NYLI Winslow Large Cap Growth ETF

NYLI MacKay Muni Short Duration ETF

NYLI MacKay Muni Allocation ETF